UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 4, 2025

AERSALE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38801	84-3976002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9850 NW 41st Street, Suite 400

Doral, FL 33178

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(305) 764-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ASLE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 4, 2025, a warehouse leased by AerSale Corporation (the “Company”) located at the Roswell, New Mexico airport was destroyed by a fire. No fatalities or injuries have been reported. The cause of the fire is currently unknown and under investigation by the Company in collaboration with the appropriate authorities. Management is assessing the impact of the incident to the Company’s business, results of operations, and financial condition; however, based on preliminary information, the Company does not expect a significant disruption to its revenue generating operations as a result of the incident, as the Company’s owned and leased aircraft and engines, heavy and component maintenance, repair and overhaul operations, and the vast majority of its used serviceable material inventory are located at other facilities not affected by the fire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERSALE CORPORATION

Date: December 5, 2025	By:	/s/ Paul A. Hechenberger
	Name:	Paul A. Hechenberger
	Title:	SVP, General Counsel & Corporate Secretary